Exhibit 10.9(a)

No.:

SPD BANK

Maximum Warranty Contract

Contract version number: SPDB201203

SPD BANK	Maximum Warranty Contract

Maximum Warranty Contract

Creditor: Shanghai Pudong Development Bank Co., Ltd. Huizhou Branch

Warrantor:	Icon Energy System (Shenzhen) Co., Ltd.

Whereas:

In order to ensure that the debtor can comprehensively and promptly fulfill the obligations under the master contract and guarantee the realization of the creditor’s rights, the aforesaid warrantor (hereinafter collectively referred to as the “warrantor”) voluntarily assumes the guarantee liability according to this contract and conclude agreements as follows.

Article 1 Warranty Liability

1.1 Warranty Method

The warranty method hereunder is joint and several liability warranty.

The warrantor confirms that when the debtor fails to fulfill its debts according to the agreements hereof, no matter whether the creditor owns other guarantee rights (including but not limited to warranty, mortgage, pledge and other guarantee methods) to the creditor’s rights under the master contract, the creditor shall have the right to first require any warrantor hereunder to assume warranty liability within the warranty scope agreed herein without first requiring other guarantors to fulfill guarantee liability.

1.2 Warranty Scope

In addition to the principal creditor’s right mentioned herein, the warranty scope hereunder also covers interests (interests referred to herein include interests, penalty interests and compound interests), liquidated damages, damage compensation, handling fee and other fees generated from signature and fulfillment of this contract and fees generated by the creditor from realizing the guarantee rights and creditor’s rights (including but not limited to litigation fee, attorney’s fee, travel fee, etc.), and deposit needing to be made up by the debtor as required by the creditor based on the master contract.

1.3 Warranty Period

The warranty period is calculated separately at each creditor’s right by the creditor to the debtor, two years from the day of expiry of the fulfillment term of each creditor’s right contract debt to the day of expiry of the debt fulfillment term agreed in the creditor’s right contract.

The warrantor assumes warranty liability for the repayment obligation fulfilled by installment under a single contract within the occurrence period of the creditor’s right. The warranty period is two years from the day of expiry of the fulfillment term of each period of debt to the day of expiry of the last repayment term under the single contract.

“Due”, “expiry” referred to herein include the circumstance of advance expiry of the principal creditor’s right as announced by the creditor.

If the principal creditor’s right announced to be due in advance is all or a part of the creditor’s rights within the period of determining the creditor’s rights, the advance due day announced shall be the due day of all or a part of the creditor’s rights, and the determination period of the creditor’s rights shall be due at the same time. The creditor announces any claims put forward by the creditor to authorities in an indictment or application or other documents.

Where the creditor and the debtor reach an extension agreement on the fulfillment term of the principal debt, the warranty period shall be two years after the day of expiry of the debt fulfillment term re-agreed in the extension agreement.

SPD BANK	Maximum Warranty Contract

1.4 Mater Contract Change

The warrantor hereby confirms that in the event that any grace given by the creditor to the debtor or modification or change of any terms and conditions of the master contract conducted by the creditor and the debtor and other circumstances have not aggregated the warrantor’s liability, without the consent of the warrantor, the creditor’s rights and interests hereunder will not be affected by such change. The warrantor’s guarantee liability shall be exempted hence.

Despite of the aforesaid regulations, if the creditor provides the debtor with the business of opening L/C, L/G or SLC, any modification conducted by the creditor or the debtor to the master contract (including the opened L/C, L/G or SLC) does not need the warrantor’s consent or separate notice to the warrantor. Such modification is deemed to have obtained the prior consent of the warrantor. The warrantor’s guarantee liability shall not be exempted hence.

Article 2 Representations and Warranties

2.1 Warrantor’s Representations and Warranties

The warrantor makes the following representations and warranties to the creditor:

(1) It is a civil entity with full capacity for civil rights and civil conducts, has the right to sign this contract and has obtained all authorization and approval required for signing this contract and fulfilling its obligations hereunder.

(2) The signature and fulfillment of this contract does not violate the laws, articles of association, authorities’ relevant documents, judgments and rulings that shall be complied with, nor does it violate any contracts, agreements already signed or any other obligations assumed by the warrantor.

(3) All materials and information it provides meet the relevant legal regulations that shall be applicable and are true, valid, accurate and complete without any concealment.

(4) The financial materials it provides shall be true and complete and fairly reflect the warrantor’s financial status. Since the latest audited financial statement was issued, no major adverse changes have occurred to the warrantor’s business status and financial status.

(5) It will complete record, registration or other formalities needed for completing this contract.

(6) No conditions or events that have or may have a significant bad impact on the warrantor’s capacity to fulfill the contract exist.

Article 3 Agreed Matters

3.1 Warrantor’s Commitments

(1) The warrantor promises not to take the following actions before obtaining the written consent of the creditor:

a. Transfer (including sell, give as a gift, offset debts, exchange, etc.), mortgage, pledge or dispose of all or a majority of its major assets by other forms;

b. Major changes occur to the operation mechanism or property right organization forms, including but not limited to restructuring, equity transfer, merger (or acquisition), division and capital reduction, etc.;

c. Conduct or apply for conducting bankruptcy, rectification, dissolution, suspension of business, or being revoked by its superior competent department or abnormal stoppage of business;

d. Sign contracts/agreements that have a significant bad impact on the warrantor’s ability to fulfill the obligations hereunder or assume relevant obligations that have such impact.

(2) The warrantor promises that it shall immediately notify the creditor within five (5) bank business days after the occurrence of the following events:

SPD BANK	Maximum Warranty Contract

a. Relevant events that have occurred cause the representations and warranties made by the warrantor herein to become untrue, inaccurate or incomplete or violate legal regulations or become invalid;

b. The warrantor or its controlling shareholder, actual controller or its related person, legal representative involves in litigation, arbitration or its assets are detained, closed down, frozen, enforced or adopted other measures with the same force;

c. The warrantor’s legal representative or its authorized agent, person in charge, main financial director, correspondence address, enterprise name, office venue and other matters are changed, or the warrantor changes its domicile, habitual residence, changes the working unit, leaves the residing city for a long term, changes its name or has adverse changes in the income level;

d. Being applied by other creditors for rectification, bankruptcy or revoked by the superior competent unit.

(3) The warrantor promises to cooperate to provide corresponding financing materials based on the creditor’s requirements in the signature and fulfillment course of this contract.

(4) The warrantor promises that when the debtor fails to make up for the margin (including making up in advance) according to the creditor’s requirements under the master contract, the warrantor shall assume joint and several liability of making up for the margin (such margin will be similarly regarded as pledge guarantee for the principal creditor’s rights without separate signature of margin pledge agreement). The warrantor’s compensation for the margin does not exempt it from its warranty liability that shall be assumed according to this contract. Any losses (including interest losses) incurred from the warrantor’s fulfillment of the liability to make up for the margin according to this contract shall be voluntarily assumed by the warrantor.

(5) The warrantor confirms that the warrantor shall not exercise the right of recourse and relevant rights (including but not limited offsetting by any debts that it owes the debtor) enjoyed due to assumption of guarantee liability hereunder before all creditor’s rights under the master contract have been liquidated.

(6) In the event that the debtor repays all or a part of the debts in advance or the debtor liquidates several creditor’s rights, the warrantor shall continue to assume warranty liability for the creditor’s rights to the debtor which are formed after such advance repayment or several liquidation.

3.2 Deduction Agreements

(1) When the warrantor has due payable debts or margin that shall be made up for, the creditor has the right to directly deduct the funds in any account opened by the warrantor in Shanghai Pudong Development Bank Co., Ltd. for liquidating the due payable debts or making up for the margin.

(2) The creditor has the right to choose to use the proceeds to liquidate the principal, interests or other fees. At the same time, in the event that many creditor’s rights are due and unpaid, the creditor shall decide the order of liquidating the creditor’s rights.

3.3 Exchange rate conversion

When exchange rate conversion is involved hereunder, conversion shall be conducted at the foreign exchange price determined by the creditor. The relevant exchange rate risks and losses shall be assumed by the warrantor.

3.4 Creditor’s Right Certificate

The valid voucher of the creditor’s right guaranteed by the warrantor shall be subject to the accounting voucher or other valid evidentiary materials issued or recorded by the creditor according to its own business regulations.

3.5 Notice and Delivery

(1) Notices sent by one party concerned herein to the other shall be sent to the address listed in the signature page hereof until the other party notifies to change such address in written form. As long as sent to the aforesaid address, they shall be deemed to be delivered on the following dates: if letters, the seventh (7th) bank business day after registered and sent to the address listed in the signature page hereof; if delivery by a special trip, the day of receipt by the recipient.

SPD BANK	Maximum Warranty Contract

(2) The warrantor agrees that court summons and notices sent with regard to its proposal of any litigation are deemed to be delivered as long as sent to the address listed in the signature page hereof. Change of the aforesaid address does not take effect to the creditor without prior written notice to the creditor.

Article 4 Default Events and Treatment

4.1 Default Events

In case of one of the following cases, it shall constitute the warrantor’s default to the creditor:

(1) Any representations or warranties made by the warrantor herein are untrue, inaccurate, misleading, invalid or have been violated.

(2) The warrantor violates any matters agreed in Article 3 hereof or other obligations agreed herein.

(3) The warrantor stops business, stops production, suspends business, rectifies, adjusts, comes to deadlock, is liquidated, is taken over or trusted, dissolves, its business license is revoked or it is cancelled or goes bankrupt.

(4) Where the warrantor’s financial status deteriorates, serious difficulties occur to business, or events or conditions that have a bad influence on its normal business, financial status or solvency.

(5) The warrantor or its controlling shareholder, actual controller or its related person, legal representative involves in major litigation, arbitration or its major assets are detained, closed down, frozen, enforced or adopted other measures with the same force, causing a bad influence on the warrantor’s solvency.

(6) If the warrantor is a natural person, dead or announced to be dead, or transferring assets or trying to transfer assets under the guise of marriage.

(7) Other circumstances that may cause or have caused a significant influence on the warrantor’s ability hereunder to fulfill the contract according to the creditor’s reasonable judgment.

4.2 Default Treatment

In the event that any aforesaid default events or legal provisions occur, the creditor may exercise guarantee rights hereunder. The creditor has the right to announce that the principal creditor’s rights and /or the creditor’s right determination period is due in advance, and/or require the warrantor to assume warranty liability according to law or make up for the deposit based on the agreements hereof.

Article 5 Other Terms and Conditions

5.1 Applicable Law

This contract is applicable to and interpreted according to the laws of the People’s Republic of China (for the purpose hereof, excluding the laws of Hong Kong and Macau Special Administrative Zones and Taiwan Region herein).

5.2 Dispute Settlement

All disputes related to this contract may be settled through friendly negotiation; if negotiation fails, file a lawsuit with the people’s court in the creditor’s domicile. During the dispute period, the parties shall still continue to fulfill the terms and conditions not involving in the dispute.

5.3 Entry into Force, Change and Dissolution

(1) This contract shall enter into force after the warrantor’s legal representative or authorized agent signs (or seals) or affixes the common seal, and the creditor’s legal representative /person in charge or authorized agent signs (or seals) and affixes the common seal (or special seal for contract) and terminate until all creditor’s rights guaranteed hereunder have been liquidated (if the warrantor is a natural person, only signature is needed; if the warrantor is an overseas company, the authorized signatory’s signature is needed only).

SPD BANK	Maximum Warranty Contract

(2) The validity of this contract is independent from that of the master contract and shall not be invalid or revoked along with the invalidity or revocation of the master contract. Invalidity, revocation or unenforceability of any terms and conditions hereof shall not affect the validity and enforceability of other contract terms and conditions.

(3) After this contract takes effect, either party concerned herein shall not arbitrarily change or dissolve this contract in advance. If this contract needs to be changed or dissolved, both parties concerned herein shall reach a consensus and conclude a written agreement.

5.4 Miscellaneous

(1) For the purpose of this contract, when “laws” are mentioned herein, they shall refer to laws, regulations, rules, local regulations, judiciary interpretation and any other applicable stipulations.

(2) For the purpose of this contract, “contract”, “master contract” and other documents mentioned herein shall include subsequent modifications, changes or supplements to such documents; the entities mentioned herein include but are not limited to the warrantor, creditor, debtor and so on, including such entities and their subsequent legal inheritors or successors.

(3) For the purpose of this contract, “financing” mentioned herein refers to accommodation of funds or credit support provided by the bank to the debtor through various bank businesses including but not limited to loan, opening of bank acceptance bill, L/G, L/C, SLC, etc.

(4) Annexes hereto are integral parts of this contract and bear the same legal force as the text of this contract.

(5) If matters not covered herein need to be supplemented, both parties may agree upon and record in Article 6 of this contract and a written agreement may be separately reached as an annex to this contract.

(6) Unless otherwise specially noted herein, the relevant wording and representations herein have the same meanings of the master contract.

Article 6 Element Clauses

6.1 The Master Contract Guaranteed by this Contract:

A series of contracts signed by the debtor and the creditor for handling various financing businesses in accordance with Article 6.3 hereof, and the (contract name and number) Financing Quota Agreement numbered: BE2019041100000704 signed by and between the debtor and the creditor

6.2 Debtor under the Master Contract:

Huizhou Highpower Technology Co., Ltd..

6.3 Guaranteed Principal Creditor’s Rights:

The guaranteed principal creditor’s rights hereunder are the creditor’s rights incurred by the creditor from the handling of various financing businesses with the debtor from May 13, 2019 to May 13, 2020 (the aforesaid period is the determination period of the maximum guarantee creditor’s right, namely, “creditor’s right determination period”), and prior creditor’s rights (if any) agreed upon by both parties. The balance of the aforesaid principal creditor’s rights shall not exceed the amount equivalent to RMB (currency) twenty million Yuan only within the creditor’s right determination period.

6.4 Text

The text of this contract is made in duplicate with the creditor holding one and the warrantor holding one, bearing the same legal force.

6.5 Other Matters Agreed upon by both Parties (if any)

None

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SPD BANK	Maximum Warranty Contract

(This page is signature page without text)

This contract is signed by the following parties. The warrantor confirms that when signing this contract, the parties have explained and discussed all terms and conditions in detail, the parties have had no doubt about all terms and conditions hereof and have had accurate and correct understanding of the legal meanings of the terms and conditions hereof on restriction or exemption of the relevant rights, obligations and responsibilities of the parties concerned herein.

Creditor (common seal or special seal for contract):
Legal representative/ person in charge or authorized agent (signature or seal): Date of signature: mm/dd/yyyy	Main business address: Floors 1 and 2, Dewei Plaza, No. 4, Jiangbei Yunshan West Road, Huicheng District, Huizhou City Postal code: 516000 Tel.:*

Warrantor (common seal):
Legal representative/ in person or authorized agent (signature or seal): Identity certificate type/ number (a natural person warrantor needs to fill in): Date of signature: mm/dd/yyyy	Domicile: Postal code: Tel.: Fax: Email: Contact:

Warrantor (common seal):
Legal representative/ in person or authorized agent (signature or seal): Identity certificate type/ number (a natural person warrantor needs to fill in): Date of signature: mm/dd/yyyy	Domicile: Postal code: Tel.: Fax: Email: Contact:

SPD BANK	Maximum Warranty Contract

Attachment: the format of the Letter of Commitment that the spouse agrees to dispose of common properties (it applies when the warrantor is a natural person):

Letter of Commitment to Agree to Execute Common Properties

No.:

To: Shanghai Pudong Development Bank Co., Ltd. ___________,

I, _____________ (ID card No.: ____________________), now am the legal spouse of the warrantor _______________. For the signature and fulfillment of the Maximum Warranty Contract (No.: ____________), I hereby make the following commitment:

I have been fully aware of _____________’s signature of the aforesaid Maximum Warranty Contract, and I agree to the signature and fulfillment of such warranty contract and agree that the creditor has the right to dispose of common properties when the warrantor assumes warranty guarantee liability on the basis of the Maximum Warranty Contract based on this agreements hereof.

Acceptor (signature):
__________________________
Date:

Annexes:

A copy of the ID card.

A copy of the marriage certificate.

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